BlackRock Limited Duration Income Trust

Cusip: 09249W101

Ticker: BLW

Record Date	December 15, 2021
Pay Date	December 22, 2021

Distribution Amount per share	$ 0.098100

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$0.078400	80%	$0.959037	89%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.019700	20%	$0.120063	11%

Total (per common share)	$0.098100	100%	$1.079100	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2021				6.97%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2021				7.19%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				2.44%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2021				5.99%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Limited Duration Income Trust

Cusip: 09249W101

Ticker: BLW

Record Date	December 31, 2021
Pay Date	January 11, 2022

Distribution Amount per share	$ 0.098100

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.044824	46%	$1.003680	85%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.053276	54%	$0.173520	15%

Total (per common share)	$0.098100	100%	$1.177200	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2021				6.97%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2021				7.19%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				2.44%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2021				6.59%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052